EXHIBIT 10.1

 TWELFTH AMENDMENT TO Loan AND SECURITY AGREEMENT

THIS TWELFTH AMENDMENT TO Loan AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of July 23, 2018, by and among INTRICON CORPORATION, a Pennsylvania corporation (“IntriCon”), INTRICON, INC., a Minnesota corporation (“Inc.”), HEARING HELP EXPRESS, INC., an Illinois corporation (“HHE”, and, together with Inc., and IntriCon, the “Borrowers”, and, each, individually, a “Borrower”), and CIBC BANK USA (formerly known as The PrivateBank and Trust Company), an Illinois banking corporation (the “Bank”).

RECITALS:

A.       The Borrowers and the Bank are parties to a certain Loan and Security Agreement dated as of August 13, 2009, as amended by a First Amendment dated as of March 12, 2010, as further amended by a Second Amendment dated as of August 12, 2011, as further amended by a Third Amendment dated as of March 1, 2012, as further amended by a Fourth Amendment dated as of August 6, 2012, as further amended by a Fifth Amendment dated December 21, 2012, as further amended by a Sixth Amendment dated February 14, 2014, as further amended by a Seventh Amendment dated March 31, 2015, as further amended by a Eighth Amendment dated April 15, 2016, as further amended by a Ninth Amendment dated August 15, 2016, as further amended by a Tenth Amendment dated March 9, 2017, and as further amended by a Eleventh Amendment dated December 15, 2017 (as so amended, the “Loan Agreement”). All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

B.       The Borrowers have requested that the Bank amend certain provisions of the Loan Agreement, and the Bank has agreed to so amend the Loan Agreement upon the terms and subject to the conditions set forth in this Amendment.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the nature, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                 Amendments. Upon satisfaction of the conditions set forth in Section 2 hereof, the Loan Agreement is hereby amended as follows:

(a)                The defined term “Borrowing Base Amount” appearing in Section 1.1 of the Loan Agreement is hereby amended to replace reference therein to “$4,500,000” with reference to “$5,000,000”.

(b)               The defined term “Applicable Base Rate Margin,” “Applicable LIBOR Rate Margin,” “Applicable LOC Fee” and “Applicable Non-Use Fee” appearing in Section 1.1 of the Loan Agreement is hereby amended to replace the table appearing therein in its entirety with the table below:

		Revolving Loans		Term Loan		CapEx Loan
Tier	Leverage Ratio	Applicable LIBOR Rate Margin	Applicable Base Rate Margin	Applicable LIBOR Rate Margin	Applicable Base Rate Margin	Applicable LIBOR Rate Margin	Applicable Base Rate Margin	Applicable LOC Fee	Applicable Non-Use Fee
I	≥ 3.00 to 1.00	3.25%	0.50%	3.75%	1.00%	3.75%	1.00%	3.25%	0.25%
II	≥ 2.00 to 1.00 and < 3.00 to 1.00	2.75%	0.0%	3.25%	0.50%	3.25%	0.50%	2.75%	0.25%
III	≥ 1.25 to 1.00 and < 2.00 to 1.00	2.50%	(0.25%)	2.75%	0.0%	2.75%	0.0%	2.50%	0.25%
IV	< 1.25 to 1.00	2.25%	(0.50%)	2.50%	(0.25%)	2.50%	(0.25%)	2.25%	0.25%

(c)                The following defined terms appearing in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“CapEx Loan Availability Period” means the period from and including the date of the Eleventh Amendment to but excluding the earlier of the date of termination of the CapEx Loan Commitment or June 30, 2019.

“CapEx Loan Commitment” shall mean an amount equal to $10,000,000, it being understood and agreed that in no event shall the aggregate principal amount of all CapEx Loan advances made by the Bank from time to time exceed $10,000,000.

“Revolving Loan Commitment” shall mean Eleven Million and 00/100 Dollars ($11,000,000.00).

(d)               Section 10.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

10.4       Capital Expenditures. The Borrowers shall not incur Capital Expenditures in an amount greater than (a) $4,500,000 in the aggregate in the fiscal year ending December 31, 2017, (b) $12,000,000 in the aggregate in the fiscal year ending December 31, 2018, or (c) $5,500,000 in the aggregate in the fiscal year ending December 31, 2019 or in any fiscal year thereafter. If the Borrowers do not utilize the entire amount of Capital Expenditures permitted in any fiscal year ending on or after December 31, 2018, the Borrowers may carry forward to the immediately succeeding fiscal year only, 50% of such unutilized amount (with Capital Expenditures made by the Borrowers in such succeeding fiscal year applied last to such unutilized amount); provided, that such carry forward amount may not be used if at the time of incurrence of Capital Expenditures, an Event of Default exists.

Section 2.                 Delivery of Documents. At or prior to the execution of this Amendment, and as a condition precedent to the effectiveness of this Amendment, the Borrowers shall have satisfied the following conditions and delivered or caused to be delivered to the Bank the following documents each dated such date and in form and substance satisfactory to the Bank and duly executed by all appropriate parties:

(a)                This Amendment.

(b)               The Amended and Restated Revolving Note.

(c)                The Amended and Restated CapEx Note.

(d)               Execution and delivery of a copy of the resolutions of the Board of Directors of each Borrower, duly adopted, which authorize the execution, delivery and performance by such Borrower of this Amendment and the other documents, instruments and agreements set forth in this Section 2 (collectively, the “Amendment Documents”), certified as true and accurate by the Secretary of each Borrower, along with a certification by such Secretary (i) certifying that there has been no amendment to the Articles of Incorporation or Bylaws of such Borrower since true and accurate copies of the same were last delivered and certified to Bank, and that said Articles of Incorporation and Bylaws remain in full force and effect as of the date of this Amendment; and (ii) identifying each officer of such Borrower authorized to execute this Amendment, the other Amendment Documents and any other instrument or agreement executed by such Borrower in connection with this Amendment, and certifying as to specimens of such officer’s signature and such officer’s incumbency in such offices as such officer holds.

(e)                An amendment fee paid to the Bank in the amount of $25,000, which fee shall be non-refundable when paid and wholly earned when received.

(f)                Such other documents or instruments as the Bank may reasonably require.

Section 3.                 Representations; No Default. Each Borrower represents and warrants that: (a) the representation and warranties contained in Section 7 of the Loan Agreement are true and correct in all material respects, as though made on the date hereof, except to the extent such representation and warranty, by its express terms, relates solely to a prior date, and except that the representations and warranties contained in Section 7.26 of the Loan Agreement shall be true and correct in all material respects, as though made on the date of the financial statements most recently delivered to the Bank pursuant to Section 8.8(a) of the Loan Agreement; (b) such Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized the execution and delivery of this Amendment and other agreements and documents executed and delivered by such Borrower in connection herewith; (c) neither this Amendment nor the agreements contained herein contravene or constitute an Unmatured Event of Default or Event of Default under the Loan Agreement or a default under any other agreement, instrument or indenture to which such Borrower is a party or a signatory, or any provision of such Borrower’s Articles of Incorporation or Bylaws or, to the best of such Borrower’s knowledge, any other agreement or requirement of law, or result in the imposition of any lien or other encumbrance on any of its property under any agreement binding on or applicable to such Borrower or any of its property except, if any, in favor of the Bank; (d) no consent, approval or authorization of or registration or declaration with any party, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of this Amendment or other agreements and documents executed and delivered by such Borrower in connection herewith or the performance of obligations of such Borrower herein described, except for those which such Borrower has obtained or provided and as to which such Borrower has delivered certified copies of documents evidencing each such action to the Bank; (e) no events have taken place and no circumstances exist at the date hereof which would give such Borrower grounds to assert a defense, offset or counterclaim to the obligations of such Borrower under the Loan Agreement or any of the other Loan Documents; (f) there are no known claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character or nature whatsoever, fixed or contingent, which such Borrower may have or claim to have against the Bank, which might arise out of or be connected with any act of commission or omission of the Bank existing or occurring on or prior to the date of this Amendment, including, without limitation, any claims, liabilities or obligations arising with respect to the indebtedness evidenced by the Notes (as defined in the Loan Agreement); and (g) except as otherwise expressly provided herein, no Unmatured Event of Default or Event of Default has occurred and is continuing under the Loan Agreement.

Section 4.                 Affirmation; Further References. The Bank and each Borrower acknowledge and affirm that the Loan Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Loan Agreement (except as amended by this Amendment) and of each of the other Loan Documents shall remain unmodified and in full force and effect. All references in any document or instrument to the Loan Agreement are hereby amended and shall refer to the Loan Agreement as amended by this Amendment.

Section 5.                 Severability. Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 6.                 Successors. This Amendment shall be binding upon the Borrowers, the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Bank and to the respective successors and assigns of the Bank.

Section 7.                 Costs and Expenses. Each Borrower agrees to reimburse the Bank, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses of counsel for the Bank) incurred in connection with the Loan Agreement, including in connection with the negotiation, preparation and execution of this Amendment and all other documents negotiated, prepared and executed in connection with this Amendment, and in enforcing the obligations of the Borrowers under this Amendment, and to pay and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment.

Section 8.                  Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 9.                 Counterparts; Digital Copies. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to this Amendment may execute any such agreement by executing a counterpart of such agreement. A facsimile or digital copy (.pdf) of this signed Amendment shall be deemed to be an original thereof.

Section 10.             Release of Rights and Claims. Each Borrower, for itself and its successors and assigns, hereby releases, acquits, and forever discharges Bank and its successors and assigns for any and all manner of actions, suits, claims, charges, judgments, levies and executions occurring or arising from the transactions entered into with Bank prior to entering into this Amendment whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect which such Borrower may have against Bank.

Section 11.             Governing Law. This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof.

Section 12.             No Waiver. Nothing contained in this Amendment (or in any other agreement or understanding between the parties) shall constitute a waiver of, or shall otherwise diminish or impair, the Bank’s rights or remedies under the Loan Agreement or any of the other Loan Documents, or under applicable law.

[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

BORROWERS:	INTRICON CORPORATION, a Pennsylvania corporation By: /s/ Scott Longval Name: Scott Longval Title: Chief Financial Officer
INTRICON, INC., a Minnesota corporation By: /s/ Scott Longval Name: Scott Longval Title: Chief Financial Officer
HEARING HELP EXPRESS, INC., an Illinois corporation By: /s/ Scott Longval Name: Scott Longval Title: CFO

[Signature page to Twelfth Amendment to Loan and Security Agreement]

BANK:	CIBC BANK USA (formerly known as The PrivateBank and Trust Company), an Illinois banking corporation By: /s/ Leanne Manning Name: Leanne Manning Title: Managing Director

[Signature page to Twelfth Amendment to Loan and Security Agreement]